   As filed with the Securities and Exchange Commission on January 15, 1997.
                                                      Registration No. 333-19347

 ===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         -----------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                               OCCUSYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                        8093                    75-2543036
(STATE OF INCORPORATION)  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
                           CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
                           --------------------------

                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75234
                                (972) 484-2700

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          ---------------------------

                                JOHN K. CARLYLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OCCUSYSTEMS, INC.
                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75234
                                (972) 484-2700

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ----------------------------
                                   Copy to:

    RICHARD A. PARR II                                  JEFFREY A. CHAPMAN
 EXECUTIVE VICE PRESIDENT                                  JILL OBERDAS
    AND GENERAL COUNSEL                               VINSON & ELKINS L.L.P.
     OCCUSYSTEMS, INC.                              3700 TRAMMELL CROW CENTER
3010 LBJ FREEWAY, SUITE 400                             2001 ROSS AVENUE
    DALLAS, TEXAS 75234                                DALLAS, TEXAS 75201
      (972) 484-2700                                      (214) 220-7700
                         ----------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                         ----------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         ----------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby are as follows.

        SEC Registration Fee                                   $ 1,063
        Nasdaq National Market System Filing Fee                 2,673
        Legal Fees and Expenses                                  2,500
        Accounting Fees and Expenses                             5,000
        Fees and Expenses of Transfer Agent                      3,500
        Miscellaneous Expenses                                     264
                                                               -------
               Total                                           $15,000
                                                               =======


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the registrant provides that the registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Tenth of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

     The preceding discussion of the registrant's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     The registrant has entered into indemnity agreements with the registrant's directors and officers. Pursuant to such agreements, the registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant or assumed certain responsibilities at the direction of the registrant.

ITEM 16.   EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------

  +3.1         Amended and Restated Certificate of Incorporation of the Company.

  +3.2         Bylaws of the Company.

   5.1         Opinion of Richard A. Parr II.

++23.1         Consent of Arthur Andersen LLP.

  23.2         Consent of Richard A. Parr II (included in Exhibit 5.1).

++24.1         Power of Attorney (contained on signature pages hereto).

-----------------
+ Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-79734) last filed with the Securities and Exchange Commission on May 8, 1995.

++  Previously filed.

ITEM 17.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 15th day of January, 1997.

                                 OCCUSYSTEMS, INC.

                                 By:  /s/ James M. Greenwood
                                     ----------------------
                                      James M. Greenwood
                                      Senior Vice President, Chief Financial
                                      Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             CAPACITY                      DATE
---------                             --------                      ----

/s/ John K. Carlyle           Chairman of the Board and        January 15, 1997
-------------------------      Chief Executive Officer
John K. Carlyle                 (Principal Executive
                                 Officer); Director

/s/ James M. Greenwood      Senior Vice President, Chief       January 15, 1997
-------------------------  Financial Officer and Treasurer
James M. Greenwood            (Principal Financial and
                                 Accounting Officer)

           *                     President and Chief           January 15, 1997
-------------------------         Operating Officer,
Daniel J. Thomas                      Director

           *                          Director                 January 15, 1997
-------------------------
Richard D. Rehm, M.D.

           *                          Director                 January 15, 1997
-------------------------
Robert W. O'Leary

           *                          Director                 January 15, 1997
-------------------------
Paul B. Queally

           *                          Director                 January 15, 1997
-------------------------
Stephen A. George, M.D.

           *                          Director                 January 15, 1997
-------------------------
Robert A. Ortenzio

* /s/ James M. Greenwood              Attorney-in-Fact         January 15, 1997
-------------------------
James M. Greenwood

                               INDEX TO EXHIBITS

                                                                    SEQUENTIAL
                                                                       PAGE
EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                 NUMBER
----------                     ----------------------               ----------

  +3.1       Amended and Restated Certificate of Incorporation of the Company.

  +3.2       Bylaws of the Company.

   5.1       Opinion of Richard A. Parr II.

++23.1       Consent of Arthur Andersen LLP.

  23.2       Consent of Richard A. Parr II (included in Exhibit 5.1).

++24.1       Power of Attorney (contained on signature pages hereto).

---------------------------
+ Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-79734) last filed with the Securities and Exchange Commission on May 8, 1995.

++  Previously filed.